UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2020

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

Not applicable.

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 14, 2020 (the “Effective Date”), the board of directors (the “Board”) of Neuronetics, Inc. (the “Company”) appointed Keith J. Sullivan as the Company’s President and Chief Executive Officer and a member of the Board.

Mr. Sullivan, age 62, brings over three decades of medical device industry experience to the Company. He most recently served as Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan previously served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary and is a clinical professor in the Mason School of Business at William and Mary. Mr. Sullivan currently serves on the Boards of Directors of Sientra, Inc. and Venus Concept.

There are no arrangements or understandings between Mr. Sullivan and any other person pursuant to which he was selected as an officer or director of the Company, and there is no family relationship between Mr. Sullivan and any of the Company’s other directors or executive officers. Except as described in this Current Report on Form 8-K, Mr. Sullivan is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Employment Agreement with Mr. Sullivan and Inducement Grant

In connection with his appointment as President and Chief Executive Officer, Mr. Sullivan and the Company entered into an employment agreement, effective on the Effective Date.

Pursuant to the terms of his employment agreement, Mr. Sullivan’s employment is at will and may be terminated at any time by the Company or Mr. Sullivan. Under the terms of his employment agreement, Mr. Sullivan’s annual base salary is $600,000, and his target annual cash bonus opportunity is 75% of his annual base salary, with the actual amount of such bonus based on the financial performance of the Company, the attainment of certain corporate and departmental goals and Mr. Sullivan’s personal performance, as recommended by the Compensation Committee of the Board (the “Compensation Committee”) and determined by the Board in its discretion.

As a material inducement to his employment, Mr. Sullivan was awarded the following equity outside of the Company’s 2018 Equity Incentive Plan in compliance with NASDAQ Listing Rule 5635(c)(4). Mr. Sullivan was awarded (i) 1,000,000 non-qualified stock options to purchase shares of common stock, 25% of which will vest on the first anniversary of the Effective Date and the remainder of which will vest in 48 equal monthly installments thereafter, (ii) 500,000 shares of restricted stock, which will vest in four equal annual installments over four years, and (iii) 500,000 performance restricted stock units (“PRSUs”), which will vest based on appreciation of the company’s common stock price, measured using a trailing 30-day volume weighted average price of a share of the company’s common stock. Notwithstanding the foregoing, any PRSUs that are unvested as of July 14, 2030 will be automatically forfeited. Each vested PRSU will be settled in one share of the Company’s common stock. Additionally, the vesting of each of the foregoing equity awards is subject to Mr. Sullivan’s continued employment with the Company on the applicable date of vesting.

If Mr. Sullivan’s employment is terminated by the Company without cause, or if he resigns for good reason, then Mr. Sullivan will be entitled under his employment agreement to any annual bonus otherwise payable with respect to a year ended prior to the cessation of his employment, as well as payment of a prorated bonus for the current year based on meeting certain performance criteria through such date, and continuation of his annual base salary and payment of premiums for continuation of healthcare benefits for a period of twelve months following such termination (the “Severance Period”). If Mr. Sullivan’s employment is terminated by the Company without cause, or if he resigns for good reason, within twelve months after a change of control of the Company, then, in addition to the entitlements described above, the Severance Period will be extended by an additional six months to eighteen months and all equity incentive grants then unvested will automatically become fully vested. Pursuant to his employment agreement, Mr. Sullivan also entered into a restrictive covenant and invention assignment agreement with the Company, which agreement contains non-compete, non-solicitation and intellectual property protections in the Company’s favor.

The foregoing description of Mr. Sullivan’s employment agreement is not complete and is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Sullivan has entered into an indemnification agreement with the Company, the form of which has been incorporated herein by reference as Exhibit 10.2.

Compensation of Members of the Office of the President

Effective on July 14, 2020, the Compensation Committee approved additional cash compensation of $15,000 to each of Stephen Furlong, Vice President and Chief Financial Officer, and W. Andrew Macan, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, for their service on the Office of the President.

Item 7.01	Regulation FD Disclosure.

On July 14, 2020, the Company issued a press release announcing Mr. Sullivan’s appointment as President and Chief Executive Officer and a member of the Board. On July 17, 2020, the Company issued a press release reporting the inducement grant in connection with Mr. Sullivan’s hiring. Copies of such press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated July 14, 2020, by and between Neuronetics, Inc. and Keith J. Sullivan

10.2	Form of Indemnification Agreement, by and between Neuronetics, Inc. and Keith J. Sullivan (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1, No. 333-225307).

99.1	Press Release, dated July 14, 2020, of Neuronetics, Inc.

99.2	Press Release, dated July 17, 2020, of Neuronetics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: July 17, 2020	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary